1 Farmer Mac Board Policy The Board of Directors of the Federal Agricultural Mortgage Corporation (“Farmer Mac”) believes that it is in the best interests of Farmer Mac and its stockholders to create and maintain a culture that emphasizes integrity and accountability and that reinforces Farmer Mac’s pay-for-performance compensation philosophy. The Board has adopted this compensation recovery policy to set forth the conditions under which Farmer Mac will seek recovery of Incentive-Based Compensation (as defined below) previously granted to current and former executive officers and other employees who may from time to time be deemed subject to this policy. This policy is designed to comply with, and shall be interpreted to be consistent with, Section 10D of the Securities Exchange Act of 1934, as amended, Rule 10D-1 promulgated under the Exchange Act, and Section 303A.14 of the New York Stock Exchange Listed Company Manual. This policy was substantively amended effective as of August 10, 2023, and shall apply to any Incentive-Based Compensation that is approved, awarded, or granted on or after that date. This policy shall also apply to any previously granted Incentive-Based Compensation whose related award agreement (or other agreement under which such compensation is paid) states that the award is subject to any recoupment, recovery, or “clawback” policy as may be implemented and interpreted by Farmer Mac from time to time. I. Definitions The following terms used in this policy (whether capitalized or lower case) shall have the meanings set forth in this Section I unless otherwise indicated or unless the context requires otherwise. “Accounting Restatement” means an accounting restatement of Farmer Mac’s financial statements due to Farmer Mac’s material noncompliance with any financial reporting requirement under the U.S. federal securities laws, including any required accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements (a “Big R” restatement), or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period (a “little r” restatement). “Board” means the Board of Directors of the Federal Agricultural Mortgage Corporation. “Clawback Period” means the three completed fiscal years immediately preceding the date on Personnel Compensation Recovery Policy Purpose Policy Objectives

2 which Farmer Mac is required to prepare an Accounting Restatement, as well as any transition period (that results from a change in Farmer Mac’s fiscal year) within or immediately following those three completed fiscal years (except that a transition period that comprises a period of at least nine months shall count as a completed fiscal year). The “date on which Farmer Mac is required to prepare an Accounting Restatement” is the earlier to occur of (a) the date the Board or the Board’s Audit Committee concludes, or reasonably should have concluded, that Farmer Mac is required to prepare an Accounting Restatement or (b) the date a court, regulator, or other legally authorized body directs Farmer Mac to prepare an Accounting Restatement, in each case regardless of if or when the restated financial statements are filed. “Committee” means the Human Capital and Compensation Committee (or any successor committee) of Farmer Mac’s Board of Directors. “Covered Person” means any current or former executive officer of Farmer Mac, any current or former principal accounting officer of Farmer Mac, and any other person designated by the Board or Committee as being subject to this policy in accordance with the definition of executive officer set forth in Rule 10D-1 and the Listing Standards. This policy applies to Incentive-Based Compensation (as defined below) received by a Covered Person (a) after beginning services as a Covered Person; (b) if that person served as a Covered Person at any time during the performance period for such Incentive-Based Compensation; and (c) while Farmer Mac had a listed class of securities on a national securities exchange. “Erroneously Awarded Compensation” subject to recovery under this policy, as determined by the Committee, means the amount of Incentive-Based Compensation received by the Covered Person that exceeds the amount of Incentive-Based Compensation that would have been received by the Covered Person had it been determined based on restated amounts, computed without regard to any taxes paid. “Exchange Act” means the Securities Exchange Act of 1934, as amended. “Farmer Mac” means the Federal Agricultural Mortgage Corporation. “Financial Reporting Measure” means measures that are determined and presented in accordance with the accounting principles used in preparing Farmer Mac’s financial statements, and all other measures that are derived wholly or in part from such measures. Stock price and total shareholder return (and any measures that are derived wholly or in part from stock price or total shareholder return) shall, for purposes of this policy, be considered Financial Reporting Measures. For the avoidance of doubt, a Financial Reporting Measure need not be presented in Farmer Mac’s financial statements or included in a filing with the SEC. “Incentive-Based Compensation” means any compensation that is granted, earned, or vested based wholly or in part on the attainment of a Financial Reporting Measure. Incentive-Based Compensation may include, without limitation, annual cash bonuses and other short-term and long-term cash incentives, stock options, stock appreciation rights, restricted stock, restricted stock units, performance units, performance shares, and other stock-based awards. Incentive- Based Compensation is “received” for purposes of this policy in Farmer Mac’s fiscal period

3 during which the Financial Reporting Measure specified in the Incentive-Based Compensation award is attained, even if the payment or grant of such Incentive-Based Compensation occurs after the end of that period. “Independent Members” means all the members of the Board except any members determined by the Board at any applicable time not to be “independent” of management under Farmer Mac’s Corporate Governance Guidelines. “Listing Standards” means Section 303A.14 of the New York Stock Exchange Listed Company Manual (or any successor section adopted by NYSE related to issuers’ policies on the recovery of incentive-based compensation from current or former executive officers). “NYSE” means the New York Stock Exchange. “Rule 10D-1” means Rule 10D-1 promulgated under the Exchange Act. “SEC” means the United States Securities and Exchange Commission. II. Recovery of Incentive-Based Compensation a. Accounting Restatement In the event of an Accounting Restatement, Farmer Mac will reasonably promptly recover, from each Covered Person, any Erroneously Awarded Compensation for the applicable Clawback Period in accordance with the Listing Standards and Rule 10D-1. After an Accounting Restatement, the Committee shall determine the amount of any Erroneously Awarded Compensation received by each Covered Person and shall promptly notify each Covered Person with a written notice containing the amount of any Erroneously Awarded Compensation and a demand for repayment or return of such compensation, as applicable. For Incentive-Based Compensation based on (or derived from) Farmer Mac’s stock price or total shareholder return, where the amount of Erroneously Awarded Compensation is not subject to mathematical recalculation directly from the information in the applicable Accounting Restatement: 1. The amount to be repaid or returned shall be determined by the Committee based on a reasonable estimate of the effect of the Accounting Restatement on Farmer Mac’s stock price or total shareholder return upon which the Incentive-Based Compensation was received; and 2. Farmer Mac shall maintain documentation of the determination of such reasonable estimate and provide the relevant documentation as required to NYSE. The Board (acting only through its Independent Members) shall have discretion to determine the appropriate means of recovering Erroneously Awarded Compensation based on the particular facts and circumstances. Notwithstanding the foregoing, except as set forth in Section III below, in no event may Farmer Mac accept an amount that is less than the amount of

4 Erroneously Awarded Compensation in satisfaction of a Covered Person’s obligations under this policy. To the extent that a Covered Person has already reimbursed Farmer Mac for any Erroneously Awarded Compensation received under any duplicative recovery obligations established by Farmer Mac or applicable law, any such reimbursed amount shall be credited to the amount of Erroneously Awarded Compensation that is subject to recovery under this policy. To the extent that a Covered Person fails to repay all Erroneously Awarded Compensation to Farmer Mac when due, Farmer Mac shall take all actions reasonable and appropriate to recover that Erroneously Awarded Compensation from the applicable Covered Person. The applicable Covered Person shall be required to reimburse Farmer Mac for any and all expenses reasonably incurred (including legal fees) by Farmer Mac in recovering Erroneously Awarded Compensation in accordance with the immediately preceding sentence. b. Termination of Employment for “Cause” If a Covered Person’s employment with Farmer Mac is terminated for “cause” (as defined in Farmer Mac’s employee policy manual or in any applicable employment agreement or officer severance plan), Farmer Mac may use reasonable efforts to recover from that Covered Person up to 100% of any Incentive-Based Compensation received from Farmer Mac during the three- year period preceding the date of termination. In that event, the amount sought to be recovered from the Covered Person shall be recommended by the Committee and approved by the Board (acting only through its Independent Members) in its sole discretion as appropriate based on the conduct involved. c. Miscalculation of Financial Measure If the Committee determines that, during the preceding three fiscal years, a financial measure used to determine the value or amount of Incentive-Based Compensation received from Farmer Mac was calculated incorrectly, Farmer Mac may seek to recover all or part of any excess compensation previously vested, granted, awarded to, received by, or paid to any Covered Person that was based on the miscalculated measure. In that event, the amount sought to be recovered from the Covered Person shall be recommended by the Committee and approved by the Board (acting only through its Independent Members). Farmer Mac may act under this Section II.c. whether or not Farmer Mac is required to prepare an Accounting Restatement and without regard to whether the miscalculation of a financial measure was due to the misconduct of any Covered Person. III. Method of Repayment The Committee shall recommend and the Board (acting only through its Independent Members) shall determine, in its sole discretion, the timing and method for reasonably promptly recovering any Erroneously Awarded Compensation under Section II.a of this policy or other Incentive-Based Compensation subject to recovery under Section II.b or Section II.c of this policy, which may include, without limitation:

5  seeking reimbursement of all or part of any cash or equity-based award, including recovery of any gain realized on the vesting, exercise, settlement, sale, transfer, or other disposition of any equity-based awards;  offsetting the recovered amount from any compensation otherwise owed by Farmer Mac, including wages, severance, vacation pay, or any other benefits provided by Farmer Mac;  cancelling prior cash or equity-based awards, whether vested or unvested or paid or unpaid;  cancelling or reducing any planned future cash or equity-based awards;  forfeiture of deferred compensation; and  taking any other remedial or recovery action permitted by law or contract, as determined by the Committee. Any offsets of deferred benefits to recover amounts to be repaid under this policy shall be made in a manner that complies with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder. Subject to compliance with any applicable law, Farmer Mac may effect recovery under this policy from any amount otherwise payable to the Covered Person, including amounts payable to such individual under any otherwise applicable Farmer Mac plan or program, including base salary, bonuses or commissions, and compensation previously deferred by the Covered Person. Farmer Mac is authorized and directed under this policy to recover Erroneously Awarded Compensation in compliance with this policy unless the Board (acting only through its Independent Members) has determined that recovery would be impracticable solely for the following limited reasons, and subject to the following procedural and disclosure requirements:  The direct expense paid to a third party to assist in enforcing the policy would exceed the amount to be recovered. Before concluding that it would be impracticable to recover any amount of Erroneously Awarded Compensation based on expense of enforcement, Farmer Mac must make a reasonable attempt to recover the Erroneously Awarded Compensation, document the reasonable attempt(s) to recover, and provide that documentation to NYSE; and  Recovery would likely cause an otherwise tax-qualified retirement plan, under which benefits are broadly available to employees of Farmer Mac, to fail to meet the requirements of 26 U.S.C. § 401(a)(13) or 26 U.S.C. § 411(a) and regulations thereunder. IV. No Indemnification; Successors Farmer Mac shall not insure or indemnify any Covered Person against the loss of any Incentive- Based Compensation that may be recovered under this policy and shall not pay or reimburse any Covered Person for premiums for any insurance policy covering any potential losses of Incentive-Based Compensation under this policy. This policy shall be binding and enforceable against all Covered Persons and their respective beneficiaries, heirs, executors, administrators, or other legal representatives.

6 V. Other Rights Any right of recovery under this policy is in addition to, and not in lieu of, any other remedies or rights of recovery that may be available to Farmer Mac under the terms of any other policy of Farmer Mac or any employment agreement, equity award agreement, or similar agreement and any other legal remedies available to Farmer Mac. The Board intends this policy will be applied to the fullest extent required by applicable law. The Board or the Committee may require that any employment agreement, equity award agreement, or similar agreement entered into on or after the effective date of this policy shall, as a condition to the grant of any benefit thereunder, require a Covered Person to agree to abide by the terms of this policy. Farmer Mac shall not enter into any agreement that exempts any Incentive-Based Compensation that is granted, paid, or awarded to a Covered Person from the application of this policy or that waives Farmer Mac’s right to recover any Erroneously Awarded Compensation, and this policy shall supersede any such agreement (whether entered into before or after the effective date of this policy). VI. Disclosure Requirements A copy of this policy and any amendments thereto shall be posted on Farmer Mac’s website and filed with the SEC as an exhibit to Farmer Mac’s Annual Report on Form 10-K. The Board of Directors shall be responsible for ensuring the formulation of policies related to compensation recovery. The Board has delegated this authority to the Human Capital and Compensation Committee of the Board of Directors, and this policy shall be administered by the Committee. Except as limited by applicable law or by Farmer Mac’s By-Laws, as amended from time to time, and subject to the provisions of this policy (including the provisions that require Board approval of certain actions), the Committee shall have the full right, power, and authority and sole and exclusive discretion to construe, interpret, and administer this policy, including, without limitation, the right, power, and authority to make all determinations or recommendations necessary, appropriate, or advisable for the administration of this policy and for Farmer Mac’s compliance with the Listing Standards, the Exchange Act, Rule 10D-1, and any other applicable law, regulation, rule, or interpretation of the SEC or NYSE promulgated or issued in connection with them. Any determinations under this policy made by the Committee or the Board shall be final and binding on all affected individuals and need not be uniform with respect to each individual covered by the policy. The Committee shall have the full and exclusive power to adopt such rules, procedures, and guidelines for carrying out this policy as it deems necessary or proper, all of which power shall be executed in the best interests of Farmer Mac and in alignment with the objectives of this policy and in compliance with applicable law. In the administration of this policy, the Committee is authorized and directed to consult with the full Board or such other committees of the Board, such as the Audit Committee, as may be necessary or appropriate as to matters within the scope of such other committee’s responsibility and authority. In interpreting any provision, making any determination, or taking any action under this policy, the Committee or the Board may obtain and rely on the advice of experts, including employees of Farmer Delegations

7 Mac and professional outside advisors to Farmer Mac, as permitted in the Committee’s charter or Farmer Mac’s By-Laws, each as amended from time to time. Subject to any limitation of applicable law, the Committee or the Board may authorize and empower any officer or employee of Farmer Mac to take any and all actions necessary or appropriate to carry out the purpose and intent of this policy (other than with respect to any recovery under this policy involving such officer or employee). Exceptions to this policy are not anticipated because this policy is primarily implementing requirements of the Exchange Act, Rule 10D-1, and the Listing Standards. If those requirements change and matters arise that require adjustments to the existing policy, they will be addressed in a revised policy as necessary. Any determination or recommendation made by the Committee under this policy shall be reported to the Board at the Board’s next regularly scheduled meeting. Approved: Compensation Committee – July 25, 2017; Board of Directors – August 4, 2017 Amended and Reaffirmed: Compensation Committee – October 30, 2018, August 6, 2019; Board of Directors – November 1, 2018, August 7, 2019 Reaffirmed: Compensation Committee – August 11, 2020, August 10, 2021; Board of Directors – August 13, 2020, August 12, 2021 Amended and Reaffirmed: Human Capital and Compensation Committee (Committee name changed from Compensation Committee in 2022) – August 9, 2022, August 8, 2023; Board of Directors – August 11, 2022, August 10, 2023 Source Exceptions to Board Policy Reporting Requirements